Exhibit 99.2

La Petite Academy Inc
EBITDA Reconciliation
(Dollars in thousands)

	53 Weeks	52 Weeks	52 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended	Ended
	July 3,	July 3,	June 28,	June 29,	June 30,
	2004	2004	2003	2002	2001
Net loss	$(8,913)	$(10,714)	$(15,948)	$(76,772)	$(28,188)
Provision (benefit) for income taxes	66	78	246	(3,236)	16,204
Interest income	(43)	(42)	(127)	(204)	(85)
Interest expense	30,354	29,885	21,509	21,902	20,487
Restructuring charge	(864)	(864)	4,908	3,208	2,455
Asset impairments	692	692	3,057	57,436	—
Depreciation and amortization	8,776	8,776	10,372	14,664	14,966

EBITDA	$30,068	$27,811	$24,017	$16,998	$25,839

	12 Weeks	12 Weeks	16 Weeks	16 Weeks
	Ended	Ended	Ended	Ended
	January 15,	January 10,	October 23,	October 18,
	2005	2004	2004	2003

Net loss	$(2,529)	$(2,223)	$(10,587)	$(8,775)
Provision for income taxes	17	59	38	78
Interest income	(19)	(9)	(15)	(11)
Interest expense	7,179	6,818	9,449	9,202
Restructuring charge	1	(857)	(42)	34
Asset impairments	—	—	—	—
Depreciation and amortization	2,178	2,016	2,852	2,672

EBITDA	$6,827	$5,804	$1,695	$3,200

	28 Weeks	28 Weeks
	Ended	Ended
	January 15,	January 10,
	2005	2004

Net loss	$(13,116)	$(10,998)
Provision for income taxes	55	137
Interest income	(34)	(20)
Interest expense	16,628	16,020
Restructuring charge	(41)	(823)
Asset impairments	—	—
Depreciation and amortization	5,030	4,688

EBITDA	$8,522	$9,004